As filed with the Securities and Exchange Commission on August 4, 2004

REGISTRATION NO. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GTC BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	04-3186494
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

175 Crossing Boulevard, Framingham, Massachusetts 01702

(Address of Principal Executive Offices)

2002 EQUITY INCENTIVE PLAN

(as amended and restated)

(Full title of the plan)

GEOFFREY F. COX

Chairman, Chief Executive Officer and President

GTC Biotherapeutics, Inc.

175 Crossing Boulevard

Framingham, Massachusetts 01702

(508) 620-9700

(Name, address and telephone number of agent for service)

with copies to:

NATHANIEL S. GARDINER, ESQ.

Palmer & Dodge LLP

111 Huntington Avenue

Boston, Massachusetts 02199

(617) 239-0100

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value (3)	4,178,388 shares (4)	$1.65	$6,894,340	$873.51

(1)	Pursuant to Rule 416 under the Securities Act of 1933, to the extent additional shares of our common stock may be issued or issuable as a result of a stock split or other distribution declared at any time by the Board of Directors while this registration statement is in effect, this registration statement is hereby deemed to cover all such additional shares common stock.

(2)	Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h) and based upon the average of the high and low sale prices on July 28, 2004 as reported by the NASDAQ National Market System.

(3)	Includes associated purchase rights which currently are evidenced by certificate for shares of GTC Biotherapeutics, Inc. Common Stock, and automatically trade with such shares.

(4)	This Registration Statement registers (i) 2,000,000 shares not previously registered which are issuable under the Registrant’s 2002 Equity Incentive Plan, as amended and restated (the “2002 Plan”); (ii) 187,230 shares that were previously registered but which may no longer be issued under the Registrant’s Amended and Restated 1993 Equity Incentive Plan (the “1993 Plan”) and are being carried forward for issuance under the 2002 Plan; and (iii) 1,991,158 shares subject to awards previously granted under the 1993 Plan that may expire or terminate unexercised or may be forfeited or settled in a manner that results in fewer shares outstanding than were awarded under the 1993 Plan. An aggregate of 2,500,000 shares issuable under the 2002 Plan have previously been registered under a prior registration statement (Registration No. 333-91470).

PART I

STATEMENT REGARDING INCORPORATION BY REFERENCE

FROM EFFECTIVE REGISTRATION STATEMENTS

Pursuant to Instruction E to Form S-8, the contents of GTC Biotherapeutics, Inc.’s (“GTC”) Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on June 28, 2002 (File No. 333-91470) relating to the registration of 2,500,000 shares of GTC’s Common Stock, $0.01 par value per share (the “Common Stock”), authorized for issuance under GTC’s 2002 Equity Incentive Plan (the “2002 Plan”), are incorporated by reference in their entirety in this Registration Statement. Pursuant to an amendment to the 2002 Plan adopted by GTC’s stockholders on May 26, 2004, the 2002 Plan was increased by 2,000,000 shares of Common Stock, plus a number of shares which on or after April 2, 2004, expire or terminate unexercised or are forfeited or settled in a manner that results in fewer shares outstanding than were awarded under the GTC’s Amended and Restated 1993 Equity Incentive Plan (the “1993 Plan”), which number of additional shares will not exceed 2,178,388 shares (the maximum if all 1993 Plan shares become available). As of the date hereof, 187,230 of such 2,178,388 shares had so expired or terminated unexercised or were forfeited or settled in a manner that resulted in fewer shares outstanding than were awarded under the 1993 Plan. Such shares were previously registered by a registration statement on Form S-8, filed with the Commission on June 2, 2000 File No. 333-03494 and are being carried forward to this Registration Statement.

Item 8.	Exhibits.

See Exhibit Index immediately following the signature pages.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Framingham, Commonwealth of Massachusetts, on this 4th day of August 2004.

GTC BIOTHERAPEUTICS, INC.

By:	/s/ GEOFFREY F. COX
Geoffrey F. Cox Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

We, the undersigned officers and directors of GTC Biotherapeutics, Inc., hereby severally constitute and appoint Geoffrey F. Cox, John B. Green and Nathaniel S. Gardiner, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated

Signature	Capacity	Date

/s/ GEOFFREY F. COX Geoffrey F. Cox	Chairman, Chief Executive Officer and President (Principal Executive Officer)	August 4, 2004

/s/ JOHN B. GREEN John B. Green	Senior Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	August 4, 2004

/s/ ROBERT W. BALDRIDGE Robert W. Baldridge	Director	August 4, 2004

/s/ FRANCIS J. BULLOCK Francis J. Bullock	Director	August 4, 2004

/s/ JAMES A. GERAGHTY James A. Geraghty	Director	August 4, 2004

/s/ PAMELA W. MCNAMARA Pamela W. McNamara	Director	August 4, 2004

/s/ MARVIN L. MILLER Marvin L. Miller	Director	August 4, 2004

/s/ ALAN W. TUCK Alan W. Tuck	Director	August 4, 2004

EXHIBIT INDEX

Exhibit Number	Description

4.1.1	Restated Articles of Organization of GTC, filed with the Secretary of the Commonwealth of Massachusetts on December 27, 1993. Filed as Exhibit 3.1 to GTC’s Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 0-21794) and incorporated herein by reference.

4.1.2	Articles of Amendment to the Restated Articles of Organization filed with the Secretary of the Commonwealth of Massachusetts on October 3, 1994. Filed as Exhibit 3.1.2 to GTC’s Annual Report on Form 10-K for the year ended December 28, 1997 (File No. 0-21794) and incorporated herein by reference.

4.1.3	Articles of Amendment to the Restated Articles of Organization filed with the Secretary of Commonwealth of Massachusetts on June 26, 1997. Filed as Exhibit 3 to GTC’s Quarterly Report on Form 10-Q for the quarter ended June 29, 1997 (File No. 0-21794) and incorporated herein by reference.

4.1.4	Articles of Amendment to the Restated Articles of Organization of GTC filed with the Secretary of the Commonwealth of Massachusetts on June 1, 2000. Filed as Exhibit 4.1.5 to GTC’s Registration Statement on Form S-8 filed with the Commission on June 2, 2000 (File No. 333-38490) and incorporated herein by reference.

4.1.5	Certificate of Vote of Directors Establishing a Series of a Class of Stock of GTC and designating the Series C Junior Participating Cumulative Preferred Stock. Filed as Exhibit 3.1 to GTC’s Current Report on Form 8-K filed on June 1, 2001 (File No. 0-21794) and incorporated herein by reference.

4.2	By-laws of GTC. Filed as Exhibit 3.1 to GTC’s Form 10-Q for the quarter ended July 4, 1999 (File No. 000-21794) and incorporated herein by reference.

4.3	Specimen Common Stock Certificate. Filed as Exhibit 4.1 to GTC’s Registration Statement on Form S-1 (File No. 33-62782) and incorporated herein by reference.

4.4	Shareholder Rights Agreement, dated as of May 31, 2001, between GTC and American Stock Transfer and Trust Company, as Rights Agent. Filed as Exhibit 4.1 to GTC’s Current Report on Form 8-K filed on June 1, 2001 (File No. 0-21794) and incorporated herein by reference.

5.1	Opinion of Palmer & Dodge LLP as to the legality of the securities registered hereunder. Filed herewith.

23.1	Consent of PricewaterhouseCoopers LLP, independent accountants. Filed herewith.

23.2	Consent of Palmer & Dodge LLP (contained in Opinion of Palmer & Dodge LLP filed as Exhibit 5.1).

24.1	Power of Attorney (set forth on the Signature Page to this Registration Statement).

99.1	2002 Equity Incentive Plan, as amended and restated. Filed herewith.